UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2010

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32976	33-0675808
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

On December 17, 2010, Caliper Life Sciences, Inc. (“Caliper”) completed its previously announced acquisition of Cambridge Research & Instrumentation, Inc. (“CRi”) pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of December 8, 2010, among Caliper, CRi, Cricket Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of Caliper (“Merger Sub”), and Theodore I. Les, as representative of the stockholders of CRi (the “Merger Agreement”).

In connection with the Merger Agreement, Caliper has paid approximately $20.0 million in consideration which consisted of approximately $7.9 million in cash, the assumption of approximately $1.8 million in debt and the issuance of approximately 1,648,000 shares of Caliper stock valued at approximately $10.3 million. The shares of Caliper common stock to be issued will be issued pursuant to the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended, and Caliper has agreed to file a registration statement covering the resale of such shares following their issuance.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Caliper or CRi. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Caliper or CRi or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Caliper’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

EXHIBIT NO.	EXHIBIT

2.1	Agreement and Plan of Merger, dated as of December 8, 2010, by and among Caliper, Merger Sub, CRi and Theodore I. Les, solely in his capacity as the representative of the stockholders of CRi.

99.1	Press Release entitled “Caliper Life Sciences Completes Previously Announced CRi Acquisition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

December 21, 2010	By:	/s/ Peter F. McAree

Peter F. McAree
Senior Vice President and Chief Financial Officer